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                                                                    EXHIBIT 23.4




              [WILLIAMSON PETROLEUM CONSULTANTS, INC. LETTERHEAD]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 of Chesapeake Energy Corporation (the Company) of our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties in Louisiana and Texas, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8569" dated March 12, 1998 and to all references to our firm included in or made a part of the Company Prospectus dated February 17, 1998 relating to its common stock, which Prospectus was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and formed a part of the Company registration statement on Form S-4 (No. 333-46129) under the Act. This registration statement on Form S-8 is to be filed with the Securities and Exchange Commission on or about March 24, 1998.



                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
March 24, 1998